Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media	Investors
	Brad Burns	Susan Watson
	Peter Lucht	(703) 886-5282
(800) 644-NEWS

MCI ANNOUNCES FIRST QUARTER 2005 RESULTS

Cost savings and efficiencies drive operating profit to $115 million

Cash, cash equivalents and marketable securities total $5.4 billion

ASHBURN, Va., May 5, 2005 – MCI, Inc. (NASDAQ:MCIP) today reported its results for the first quarter ended March 31, 2005.

Revenues for the first quarter were $4.8 billion, down 4 percent sequentially and 12 percent year-over-year. Operating expenses fell sharply compared to the year-earlier quarter when the Company incurred significant expenses related to its reorganization, which became effective April 20, 2004. In the first quarter of 2005, access costs, costs of services and products and selling, general and administrative (SG&A) expenses totaled $4.3 billion, down 16 percent compared to $5.2 billion in the comparable 2004 period. Depreciation and amortization expense was $328 million, down 37 percent, as compared to $521 million a year earlier.

Operating income before depreciation and amortization was $443 million for the quarter. Operating income before depreciation and amortization for last year’s first quarter would have been $251 million which includes the effect of approximately $157 million of severance and restatement expenses.

Operating income was $115 million for the quarter compared to an operating loss of $270 million in the comparable 2004 period. Income from continuing operations before taxes was $28 million in the first quarter versus a loss of $362 million in the first quarter of 2004. In the quarter, results benefited from unusual items of $52 million, as they did in the fourth quarter of 2004.

The Company reported a net loss of $2 million or 1 cent per basic and diluted share in the first quarter of 2005. MCI recorded a loss of $388 million or $1.19 per basic and diluted share in the year earlier quarter. MCI had approximately 325 million shares outstanding at the end of first quarter 2005.

"We achieved solid performance in the first quarter," said Michael D. Capellas, MCI president and chief executive officer. "Focusing on our IP leadership strategy, you will see us accelerate our push into network security, managed network services and hosting, better positioning us in the industry’s highest growth segments.”

Consolidated Results

	Quarter Ended
($ Millions)	3/31/05	3/31/04	12/31/04

Revenues	$4,789	$5,418	$4,974
Costs of sales and services	3,153	3,564	3,154
S, G & A	1,193	1,603	1,045
Depreciation & amortization	328	521	341
Operating income (loss)	115	(270)	434
Other (expense) income, net	(87)	(92)	(78)
Income (loss) from continuing operation before income taxes	28	(362)	356
Income tax expense	119	24	528
Loss from continuing operations	(91)	(386)	(172)
Income (loss) from discontinued operations	89	(2)	27
Net loss	$(2)	$(388)	$(145)

Segment Results

MCI’s operations are organized into three distinct business units defined by their respective customer bases: Enterprise Markets, US Sales & Service and International & Wholesale Markets. The quarterly operating results of these business segments follow:

Enterprise Markets

Enterprise Markets, which includes the company’s most sophisticated, high-end accounts in business and government, provides local-to-global business data, Internet and voice services, as well as managed network services and solutions.

	Quarter Ended
($Millions)	3/31/05	3/31/04	12/31/04

Revenues	$1,157	$1,194	$1,196
Costs of sales and services	754	780	729
S, G & A	271	307	213
Depreciation & amortization	78	134	54

Operating income (loss)	$54	$(27)	$200

In the first quarter, Enterprise Markets generated $1.2 billion of revenues, down 3 percent sequentially and 3 percent year-over-year.

Operating income was $54 million in the first quarter of 2005, compared to an operating loss of $27 million a year earlier. In the quarter, results benefited from unusual items as they did in the fourth quarter of 2004.

US Sales & Service

US Sales & Service (USS&S) is comprised of Commercial Accounts, which includes small to large business customers based in the U.S., plus SkyTel; and Mass Markets, which includes consumer and small business customers.

	Quarter Ended
($ Millions)	3/31/05	3/31/04	12/31/04

Revenues	$2,050	$2,381	$2,102
Costs of sales and services	1,167	1,331	1,129
S, G & A	625	903	605
Depreciation & amortization	146	205	182

Operating income (loss)	$112	$(58)	$186

During the quarter, USS&S generated $2 billion of revenues, down 2 percent sequentially and 14 percent year-over-year. Commercial Accounts generated $937 million of revenues, down 1 percent sequentially and 9 percent year-over-year. Mass Markets revenues fell to $1.1 billion, down 4 percent sequentially. Compared to the year earlier quarter, Mass Markets revenue declined 18 percent, driven significantly by MCI’s reduced emphasis on this segment.

Operating income for USS&S in the first quarter was $112 million, compared to an operating loss of $58 million a year earlier, reflecting lower consumer marketing expenses and other cost reduction initiatives. In the quarter, results benefited from unusual items as they did in the fourth quarter of 2004.

International & Wholesale Markets

MCI’s International & Wholesale Markets segment serves customers throughout the international regions, as well as wholesale customers in the United States.

	Quarter Ended
($ Millions)	3/31/05	3/31/04	12/31/04

Revenues	$1,582	$1,843	$1,676
Costs of sales and services	1,232	1,453	1,296
S, G & A	297	393	227
Depreciation & amortization	104	182	105

Operating (loss) income	$(51)	$(185)	$48

International & Wholesale Markets segment revenues declined 6 percent sequentially and 14 percent from the year earlier quarter. International revenues were $903 million in the quarter, down 7 percent sequentially and 6 percent year-over-year. International voice revenues declined, primarily as a result of a new pricing strategy to improve margins. Wholesale revenues declined to $679 million, down 4 percent sequentially and 23 percent year-over-year.

The segment’s operating loss was reduced to $51 million in the first quarter of 2005 from an operating loss of $185 million in the year earlier quarter. First quarter results benefited from unusual items as they did in the fourth quarter of 2004.

Balance Sheet

At December 31, 2004, cash, cash equivalents and marketable securities were approximately $5.5 billion. During the first quarter, MCI paid $41 million in bankruptcy claims, invested $228 million in property, plant and equipment and disbursed $130 million to shareholders in the form of a dividend. At March 31, 2005, cash, cash equivalents and marketable securities totaled $5.4 billion.

Total debt of approximately $5.9 billion included $257 million of capitalized leases. The Company incurred interest expense of $120 million in the quarter, and paid semi-annual cash interest of $212 million on May 2, 2005, to holders of its Senior Notes.

Earnings Guidance

MCI continues to expect 2005 revenues of $18 billion to $19 billion.

MCI expects to generate operating profit before depreciation and amortization of $1.8 billion to $2.0 billion, excluding merger-related costs.

MCI has increased its capital expenditure plan to the range of $1.2 billion to $1.3 billion for 2005 from its previous guidance of $1.0 billion. Depreciation and amortization are estimated at $1.4 billion to $1.5 billion for the year.

The Company does not anticipate declaring any future quarterly dividend payments. According to its merger agreement with Verizon, a special dividend will be paid following shareholder approval of the transaction.

Conference Call

Management will host a conference call to discuss today’s results at 8:30 a.m. EDT. Investors are invited to access a live audio feed at the company’s website, www.mci.com. An audio archive of the discussion will be available on the website for 30 days.

About MCI

MCI, Inc. (NASDAQ: MCIP) is a leading global communications provider, delivering innovative, cost-effective, advanced communications connectivity to businesses, governments and consumers. With the industry's most expansive global IP backbone, based on the number of company-owned points of presence, and wholly-owned data networks, MCI develops the converged communications products and services that are the foundation for commerce and communications in today's market. For more information, go to www.mci.com.

Forward-Looking Statements

This document contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: a significant change in the timing of, or the imposition of any government conditions to, the closing of the previously announced proposed transaction between MCI and Verizon; actual and contingent liabilities; and the extent and timing of our ability to obtain revenue enhancements and cost savings following the previously announced proposed transaction between MCI and Verizon. Additional factors that may affect the future results of MCI and Verizon are set forth in their respective filings with the Securities and Exchange Commission, which are available at investor.verizon.com/SEC/ and www.mci.com/about/investor_relations/sec/.

This release references certain financial measures which are deemed to be non-GAAP. The Company believes that the inclusion of these measures is important because it provides readers of the report a different view of its operating results. In particular, MCI presents information about operating income, excluding certain various non-cash items, including depreciation and amortization, impairment charges and gains and losses on property dispositions. MCI presents this information to allow investors to determine its cash operating expenses, and because these expenses have varied significantly over time due to changes in MCI's balance sheet relating to fresh-start reporting and impairment.

In connection with the previously announced proposed transaction between MCI and Verizon, Verizon filed, with the Securities and Exchange Commission (“SEC”) on April 12, 2005, a proxy statement and prospectus on Form S-4 that contain important information about the previously announced proposed transaction between MCI and Verizon. These materials are not yet final and will be amended. Investors are urged to read the proxy statement and prospectus filed, and any other relevant materials filed by MCI or Verizon because they contain, or will contain, important information about MCI, Verizon and the previously announced proposed transaction between MCI and Verizon. The preliminary materials filed on April 12, 2005, the definitive versions of these materials and other relevant materials (when they become available) and any other documents filed by MCI or Verizon with the SEC, may be obtained for free at the SEC’s website at www.sec.gov. Investors may also obtain free copies of these documents at www.mci.com/about/investor_relations, or by request to MCI, Inc., Investor Relations, 22001 Loudoun County Parkway, Ashburn, VA 20147. Free copies of Verizon’s filings are available at www.verizon.com/investor, or by request to Verizon Communications Inc., Investor Relations, 1095 Avenue of the Americas, 36th Floor, New York, NY 10036. Investors are urged to read the proxy statement and prospectus and the other relevant materials when such other materials become available before making any voting or investment decision with respect to the previously announced proposed transaction between MCI and Verizon.

MCI, Verizon, and their respective directors, executive officers, and other employees may be deemed to be participants in the solicitation of proxies from MCI shareowners with respect to the previously announced proposed transaction between MCI and Verizon. Information about MCI’s directors and executive officers is available in MCI’s proxy statement for its 2005 annual meeting of shareholders, dated April 20, 2005. Information about Verizon’s directors and executive officers is available in Verizon’s proxy statement for its 2005 annual meeting of shareholders, dated March 21, 2005. Additional information about the interests of potential participants will be included in the registration statement and proxy statement and other materials filed with the SEC.

# # #

MCI, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	For the Three-Month Period Ended

	March 31, 2005	December 31, 2004	March 31, 2004

Revenues	$4,789	$4,974	$5,418
Operating expenses:
Access costs	2,544	2,563	2,902
Costs of services and products	609	591	662
Selling, general and administrative	1,193	1,045	1,603
Depreciation and amortization	328	341	521

Total operating expenses	4,674	4,540	5,688

Operating income (loss)	115	434	(270)
Other (expense) income, net:
Interest expense	(120)	(103)	(100)
Miscellaneous income, net	33	25	8

Income (loss) from continuing operations before income
taxes	28	356	(362)
Income tax expense	119	528	24

Loss from continuing operations	(91)	(172)	(386)
Net income (loss) from discontinued operations	89	27	(2)

Net loss	$(2)	$(145)	$(388)

Basic and diluted (loss) income per share:
Continuing operations	$(0.28)	$(0.54)	$(1.18)
Discontinued operations	0.27	0.09	(0.01)

Loss per share	$(0.01)	$(0.45)	$(1.19)

Basic and diluted shares used in calculation	320.8	319.1	326.3

MCI, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In Millions, Except Share Data)

	As of March 31, 2005	As of December 31, 2004

ASSETS
Current assets:
Cash and cash equivalents	$3,529	$4,449
Marketable securities	1,909	1,055
Accounts receivable, net of allowance for doubtful accounts of $653 for
2005 and $729 for 2004	2,725	2,855
Other current assets	673	724
Assets held for sale	—	10

Total current assets	8,836	9,093
Property, plant and equipment, net	6,183	6,259
Intangible assets, net	1,036	991
Deferred income taxes	456	456
Other assets	250	261

	$16,761	$17,060

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$585	$784
Accrued access costs	1,449	1,491
Current portion of long-term debt	22	24
Accrued interest	211	93
Deferred income taxes	598	598
Other current liabilities	3,186	3,198
Liabilities of assets held for sale	—	15

Total current liabilities	6,051	6,203
Long-term debt, excluding current portion	5,900	5,909
Deferred income taxes	18	18
Other liabilities	670	700
Commitments and contingencies
Shareholders’ equity:
MCI common stock, par value $0.01 per share; authorized: 3,000,000,000 shares;
issued and outstanding 324,964,709 shares for 2005 and 319,557,905 shares
for 2004	3	3
Additional paid-in capital	8,327	8,365
Deferred stock-based compensation	(172)	(114)
Accumulated deficit	(4,004)	(4,002)
Accumulated other comprehensive loss	(32)	(22)

Total shareholders’ equity	4,122	4,230

	$16,761	$17,060

MCI, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)

	Three-Month Period Ended March 31,

	2005	2004

OPERATING ACTIVITIES
Net loss	$(2)	$(388)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	328	521
Net realized loss (gain) on sale of investments	5	(4)
Gain on disposal of discontinued operations	(88)	—
Bad debt provision	117	208
Amortization of debt discount	—	96
Other	23	72
Changes in assets and liabilities:
Accounts receivable	13	72
Other current assets	(40)	(51)
Non current assets	13	(10)
Accounts payable and accrued access costs	(203)	40
Other current liabilities	142	50
Other liabilities	(15)	(18)

Net cash provided by operating activities	293	588
INVESTING ACTIVITIES
Additions to property, plant and equipment	(228)	(182)
Proceeds from sale of property, plant and equipment	1	2
Purchases of marketable securities	(1,245)	—
Proceeds from sale of marketable securities	410	1
Proceeds from disposition of assets and assets held for sale	81	35
Cash paid for acquisitions, net of cash received	(106)	—
Deposit on sale of Embratel	—	20

Net cash used in investing activities	(1,087)	(124)
FINANCING ACTIVITIES
Principal repayments on debt	(11)	(18)
Dividends paid on common stock	(130)	—
Cash restricted for letters of credit	(5)	—
Other	20	(71)

Net cash used in financing activities	(126)	(89)

Net change in cash and cash equivalents	(920)	375
Net change in cash and cash equivalents from discontinued operations	—	(225)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	4,449	6,178

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$3,529	$6,328

MCI, INC. AND SUBSIDIARIES
UNAUDITED SEGMENT RESULTS
(In Millions)

	Three-Month Period Ended March 31, 2005

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$453	$1,496	$954	$2,903
Data	546	363	337	1,246
Internet	158	191	291	640

Total revenues	1,157	2,050	1,582	4,789

Costs of sales and services	754	1,167	1,232	3,153
Selling, general and administrative expenses	271	625	297	1,193
Depreciation and amortization expenses	78	146	104	328

Operating income (loss)	$54	$112	$(51)	$115

	Three-Month Period Ended March 31, 2004

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$457	$1,780	$1,130	$3,367
Data	563	418	382	1,363
Internet	174	183	331	688

Total revenues	1,194	2,381	1,843	5,418

Costs of sales and services	780	1,331	1,453	3,564
Selling, general and administrative expenses	307	903	393	1,603
Depreciation and amortization expenses	134	205	182	521

Operating loss	$(27)	$(58)	$(185)	$(270)

	Three-Month Period Ended December 31, 2004

	Enterprise Markets	U.S. Sales & Service	International & Wholesale Markets	Total

Revenues:
Voice	$449	$1,536	$1,004	$2,989
Data	592	379	362	1,333
Internet	155	187	310	652

Total revenues	1,196	2,102	1,676	4,974

Costs of sales and services	729	1,129	1,296	3,154
Selling, general and administrative expenses	213	605	227	1,045
Depreciation and amortization expenses	54	182	105	341

Operating income	$200	$186	$48	$434